Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Neuberger Berman Alternative Funds Prospectuses and “Independent Registered Public Accounting Firms” and “Financial Statements” in the Statements of Additional Information, each dated February 28, 2024, and each included in this Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A, File No. 333-122847) of the Neuberger Berman Alternative Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund and Neuberger Berman Long Short Fund (two of the series constituting Neuberger Berman Alternative Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2024